EX-99.23(p)(106)

                                   APPENDIX B
                             RED ROCKS CAPITAL, LLC
                             CODE OF CONDUCT/ETHICS

                                DECEMBER 31, 2008

1.   GENERAL PROVISIONS

1.1  PROFESSIONAL RESPONSIBILITIES

Red Rocks is registered as an investment adviser with the SEC pursuant to the provisions of Section 203 of the Investment Advisers Act of 1940. Red Rocks is dedicated to providing effective and proper professional investment management services to a wide variety of institutional advisory clients. Red Rocks' reputation is a reflection of the quality of our employees and their dedication to excellence in serving our clients. To ensure these qualities and dedication to excellence, our employees must possess the requisite qualifications of experience, education, intelligence, and judgment necessary to effectively serve as investment management professionals. In addition, every employee is expected to demonstrate the highest standards of moral and ethical conduct for continued employment with Red Rocks.

When used herein, the term "client" includes any investment company, assets of which Red Rocks manages, co-manages or for which it otherwise provides portfolio management services, and to institutional investors for whom Red Rocks provides investment supervisory services or manages investment advisory accounts. The term also includes those clients for whom Red Rocks provides advice on matters not involving securities.

The SEC and the courts have stated that portfolio management professionals, including registered investment advisers, have a fiduciary responsibility to their clients. In the context of securities investments, fiduciary responsibility should be thought of as the duty to place the interests of the client before that of the person providing investment advice, and failure to do so may render the adviser in violation of the anti-fraud provisions of the Advisers Act. Fiduciary responsibility also includes the duty to disclose material facts that might influence an investor's decision to purchase or refrain from purchasing a security recommended by the adviser or from engaging the adviser to manage the client's investments. The SEC has made it clear that the duty of an investment adviser not to engage in fraudulent conduct includes an obligation to disclose material facts to clients whenever the failure to disclose such facts might cause financial harm. An adviser's duty to disclose material facts is particularly important whenever the advice given to clients involves a conflict or potential conflict of interest between the employees of the adviser and its clients.

Under Rule 204A-1 of the Investment Advisers Act and the amendment to Rule 17j-1 of the Investment Company Act of 1940, Red Rocks is required to adopt procedures reasonably necessary to prevent its employees from violating provisions of the Act with respect to personal securities trading.

In meeting its fiduciary responsibilities to our clients, Red Rocks has promulgated this Code of Conduct (the "Code") regarding the purchase and/or sale of securities in the personal accounts of our employees or in those accounts in which our employees may have a direct or indirect beneficial interest.

It is also intended to resolve any misunderstanding between Red Rocks and our employees regarding such trading activities. In those situations where employees may be uncertain as to the intent or purpose of this Code, they are advised to consult with the Chief Compliance Officer ("CO"). The CO may under circumstances that are considered appropriate, or after consultation with the Management Committee (comprised of the Managing Members of Red Rocks), grant exceptions to the provisions contained in this manual only when it is clear that the interests of Red Rocks' clients will not be adversely affected. All questions arising in connection with personal securities trading should be resolved in favor of the interest of the clients even at the expense of the interest of our employees. The Management Committee will satisfy themselves as to the adherence to this policy through periodic reports by the CO.

1.2  FAILURE TO COMPLY WITH THE PROVISIONS OF THE CODE - SANCTIONS

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with Red Rocks. It is important that employees understand the reasons for compliance with this Code. Red Rocks' reputation for fair and honest dealing with its clients and the investment community in general, has taken considerable time to build. This standing could be seriously damaged as the result of a single securities transaction considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the CO for any questions as to the application of this Code to their individual circumstances. Employees should also understand that a material breach of the provisions of this Code may constitute grounds for termination of employment with Red Rocks.

2.   APPLICABILITY OF RESTRICTIONS AND PROCEDURES OF THIS CODE

2.1  ACCESS PERSONS

Rule 204A-1 of the Advisers Act requires generally that any partner, member, officer or director of Red Rocks, or any ASSOCIATE who makes, participates in making, or whose activities relate to making any recommendation as to the purchase and/or sale of securities must report his/her personal securities transactions not later than 30 calendar days following the end of each calendar quarter. Such persons are collectively defined under subparagraph (A) of this rule as "ACCESS PERSONS." This reporting requirement also applies to any employee of Red Rocks who in the course of his/her duties with Red Rocks is privy to information about securities that are being considered by any Access Person for purchase by our clients.

In addition to the provisions of Rule 204A-1 of the Advisers Act, Rule 17j-1 of the Investment Company Act requires that any director, officer, member or general partner of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities, or who has access to information regarding a fund's future purchases or sales of portfolio securities must report his/her personal securities transactions not later than 30 calendar days following each calendar quarter. Under 17j-1 such persons are defined as "ACCESS PERSONS."

Inasmuch as Red Rocks is actively involved in managing the portfolios of the mutual funds and other nonaffiliated investment companies, as well as managing the investments of institutional clients, most, if not all, of our employees fall under the definition of "Access Person". For purposes of this Code all such employees of Red Rocks are hereafter collectively referred to as "Access Persons" and are subject to provisions of this Code.

We have determined that the members of the Red Rocks Capital Advisory Committee are not considered access persons. Their role is to advise the company on strategic matters. They are not advised of portfolio details, nor do they have knowledge of portfolio holdings. If the nature of their briefings changes in the future, we will reconsider this conclusion.

2.3  ASSOCIATED PERSONS

Inasmuch as some of our employees are involved in purely administrative duties not involving investment advisory services, they are not considered to be Access Persons. However, certain activities under the Advisers Act and the Investment Company Act apply to ALL employees of Red Rocks. For those activities under the Advisers Act or the Investment Company Act or any provisions of this Code that apply to ALL employees of Red Rocks, the term" Associate" or "Associated Person" will be used to collectively describe such employees. For example, a computer specialist who is not otherwise involved in managing client accounts or providing investment advisory services, is nevertheless subject to the provisions of the Advisers Act, the Investment Company Act, and this Code with respect to trading on insider or privileged information.

2.4  Supervised Persons

Section 202(a)(25) of the Investment Advisers Act defines a "Supervised Person" to mean, any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advise on behalf of the investment adviser and is subject to the supervision and control of the investment adviser. Rule 204A-1 requires that the Supervised Persons do with the following:

1.   Comply with applicable Federal securities laws; and

2. Report any violations of the Code of Ethics promptly to the Chief Compliance Officer or other designated person.

Red Rocks will provide or make available on-line to each Supervised Person a copy of the Code of Ethics and any amendments. Each Supervised Person will be required to sign a written acknowledgment of their receipt of the Code and any amendments.

2.5  CONTRACTORS, CONSULTANTS AND TEMPORARY EMPLOYEES

Each Red Rocks contractor/consultant/temporary employee will be required to sign an acknowledgement that he/she has read the Code and will abide by it. If the contractor/consultant/temporary employee is not privy to information about securities that are being considered by any advisory representative for purchase or sale by our clients, the pre-clearance and reporting provisions of the Code will not apply.

2.6  INVESTMENT CLUBS

An employee who is a member of an Investment Club is subject to the pre-clearance and reporting requirements of the Code with respect to the transactions of the investment club. Additionally, memberships in Investment Clubs will require prior approval of the CO.

3.   SECURITIES SUBJECT TO THE PROVISIONS OF THIS CODE

3.1  COVERED SECURITIES

Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the Investment Company Act both define the term "SECURITY" as follows:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option or privilege entered into on a national securities exchange relating to a foreign currency, exchange traded fund or in general, any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For purposes of this Code, the term "Covered Securities" shall include shares of any products that are managed, sponsored, advised or sub-advised by RRC.

For purposes of this Code, the term "Covered Securities" shall mean all such securities described above except:

o    Direct obligations of the United States or any other sovereign country;

o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

o Shares of any registered open-end investment company ("RIC") (other than an exchange-traded fund ("ETF") and other than a RIC that is advised or sub-advised by Red Rocks.).

Although the term "Covered Securities" under the Advisers Act and the Investment Company Act represents an all-inclusive list of investment products, for purposes of this Code, the term will most often apply to those securities listed on any of the nationally recognized stock exchanges of the United States (i.e. New York Stock Exchange, American Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange, Philadelphia/Baltimore Stock Exchange, or the National Association of Securities Dealers Automated Quotation System (NASDAQ) market, etc.) However, if there is any question by an Access Person as to whether a security is "covered" under this Code, he/she should consult with the CO for clarification on the issue before entering any trade for his/her personal account.

In addition to the above restrictions, no Access Person shall purchase or sell any covered security for any account in which he/ she has any beneficial interest, if:

o Such security is being considered for purchase or sale by the Research Department even though no order(s) has been entered with Red Rocks. The CO will maintain a list of such securities (the RESTRICTED LIST - SEE SECTION 4.1);

o There is any possible conflict of interest or appearance thereof. An Access Person may not execute a securities transaction in his/her account or in any account in which he/she has a beneficial interest in a direction contrary to that currently recommended by the Research Department, i.e., selling a security when the Research Department is recommending the purchase of that security or vice versa. However, this provision may be waived by the CO in special situations upon written request by the Access Person. Additionally, an Access Person may not purchase shares of any RIC, ETF or other investment vehicle if the investment composition of such vehicle is known to have a significant overlap with any RRC managed, sponsored, advised or sub-advised product. The determination of whether such investment vehicle has significant composition overlap will be made on a case by case basis by the CO when the overlap issue comes to his/her attention. Such investment vehicles determined to have a significant composition overlap with respect to an RRC product will be added to the RESTRICTED LIST. Furthermore, an Access Person, by the nature of his/her job responsibilities, may create a conflict of interest or appearance thereof by merely investing in RRC sponsored or managed products. When such situations arise, the CO will determine on a case by case basis whether a conflict of interest exists and whether such Access Person should be restricted from buying or selling any RRC sponsored or managed product(s).

o As discussed below, there are also restrictions on trading an "IPO" and a "Limited Offering." IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act. Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to
     Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

3.2  SECURITIES NOT SUBJECT TO RESTRICTIONS

Security transactions in accounts in which the Access Person has a beneficial interest, but over which he/she has no direct or indirect influence or control, are not subject to the trading restrictions of this Section or the reporting requirements of sub-section 5.3. and 5.4 of this Code, however, the Access Person should advise the CO in writing, giving the name of the account, the person(s) or firm(s) responsible for its management, and the reason for believing that he/ she should be exempt from reporting requirements under this Code. Examples of such accounts may include:

o Automatic investments in programs where the investment decisions are non-discretionary after the initial selections by the account owner (although the initial selection requires pre-clearance);

o    Investments in dividend reinvestment plans;

o    Exercised rights, warrants or tender offers;

o    Securities received via a gift or inheritance.

4.   LIMITATIONS ON PERSONAL TRADING BY ACCESS PERSONS

Personal securities transactions by Access Persons are subject to the following trading restrictions:

4.1  PRE-CLEARANCE OF TRANSACTIONS

Pursuant to Section 3.1, no Access Person may purchase or sell any security that is being considered for purchase or sale by the RRC Research Department. To identify such securities, a RESTRICTED LIST, based on current and upcoming recommendations of securities for purchase or sale will be maintained by the CO. The RESTRICTED LIST will also include all RRC managed or sponsored products. The RESTRICTED LIST will be distributed to each Access Person. It is the responsibility of each Access Person to review the list prior to placing any order for his/her personal account.

The RESTRICTED LIST will contain two parts: (1) DO NOT TRADE and (2) MAY TRADE WITH APPROVAL. The "DO NOT TRADE" part of the RESTRICTED LIST will include covered securities that are being "considered" for investment for RRC clients or products. The "MAY TRADE WITH APPROVAL" part of the RESTRICTED LIST will include RRC managed or sponsored products.

Generally, so long as a security is not on the RESTRICTED LIST, there will be no requirement to obtain prior clearance from the CO. The general rule will not apply if, with respect to any security that is not on the RESTRICTED LIST, the Access Person knows or suspects that (a) the security is being purchased or sold by Red Rocks on behalf of any advisory client or managed or sponsored product or is being considered for purchase or sale; (b) is otherwise prohibited under any internal policies of Red Rocks; (c) breaches the Access Person's fiduciary duty to any advisory client or managed or sponsored product; (d) is otherwise inconsistent with applicable law, including the Advisers Act, the Investment Company Act and the Employee Retirement Income Security Act of 1974; or (e) creates a conflict of interest or an appearance thereof. The Access Person should consult with the CO if he/she has any questions about this Section 4.1. Alternatively, the Access Person may complete the Personal Securities Trading Request and Authorization Form (see Exhibit B-2) and forward it to the CO.

No Access Person may purchase or sell any RRC managed or sponsored product without first obtaining prior clearance from the CO. Once pre-clearance approval has been received, the purchase or sale of the RRC managed or sponsored product must be completed within (3) business days, including the day the approval was received.

Certain trading exceptions may be made for an Access Person who begins employment with RRC and who has investments in securities that are on the "DO NOT TRADE" part of the RESTRICTED LIST. Such Access Person may be able to sell such securities, subject to pre-clearance approval from the CO. Such Access Person will only be able to sell such securities and will not be able to purchase any securities on the DO NOT TRADE part of the RESTRICTED LIST.

4.2  BLACK-OUT PERIODS

No Access Person may trade in a covered security on any day that a client account/fund has a pending buy or sell order in the same covered security. In addition, no Access Person may buy or sell a security that a client account/fund has traded within 7 calendar days on either side of the fund's/account's execution date.

4.3  SHORT TERM TRADING

No Access Person of Red Rocks may purchase and subsequently sell (or sell and purchase) the same security within any thirty (30) day period. Mutual funds and Exchange Traded Funds advised or sub-advised by RRC are subject to a ninety (90) day holding period. Any deviation from this policy must be approved in advance in writing by the CO, or unless such transaction is necessitated by an unexpected special circumstance involving the Access Person. The CO shall consider the totality of the circumstances, including whether the trade would involve a breach of any fiduciary duty, whether it would otherwise be inconsistent with applicable laws and Red Rocks' policies and procedures, and whether the trade would create an appearance of impropriety. Based on his/her consideration of these issues, the CO shall have the sole authority to grant or deny permission to execute the trade.

4.4  EXCESS TRADING

While active personal trading may not in and of itself raise issues under applicable laws and regulations, we believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by the Compliance Department to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

4.5  SANCTIONS

Upon discovering a violation of this Code by an employee or his/her family member or related party, the Chief Compliance Officer may impose such sanctions as it deems appropriate, including, among other things, the following:

o    A letter of censure to the violator;
o    A monetary fine levied on the violator;
o    Suspension of the employment of the violator;
o    Termination of the employment of the violator;
o Civil referral to the SEC or other civil regulatory authorities determined by RRC; or
o    Criminal referral - determined by RRC.

Examples of possible sanctions include, but are not limited to:

o    A warning letter, for a first time pre-clearance or reporting violation;
o Monetary fines and disgorgement of profits when an employee profits on the purchase of a security he/she should not purchase; and
o Recommendation for suspension or termination if an employee is a serial violator of the Code.

Appeals Process

If an employee decides to appeal a sanction, he/she should contact the Chief Compliance Officer who will refer the issue to the Compliance Risk Management Committee for their review and consideration.


5.   SECURITIES REPORTING BY ACCESS PERSONS

5.1  APPLICATION OF THE CODE OF CONDUCT TO ACCESS PERSONS OF RED ROCKS

The provisions of this Code apply to every security transaction, in which an Access Person of Red Rocks has, or by reason of such transaction acquires, any direct or indirect beneficial interest, in any account over which he/she has any direct or indirect influence or control. Generally, an Access Person is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse or domestic partner, the names of his or her minor children or other family members who reside in his/her household, the name of any relative, person or entity for whom the employee directs the investments and the name of any joint account on which the employee is one of the joint account holders. An Access Person may be regarded as having a beneficial interest in the securities held in the name of another person (partnership, corporation, trust, custodian, or another entity) if by reason of any contract, understanding, or relationship he/she obtains or may obtain benefits substantially equivalent to those of ownership. An Access Person does not derive a beneficial interest by virtue of serving as a trustee or executor unless the person, or a member of his/her immediate family, has a vested interest in the income or corpus of the trust or estate. However, if a family member is a fee-paying client of RRC, the account will be managed in the same manner as that of all other RRC clients with similar investment objectives.

If an Access Person believes that he/she should be exempt from the reporting requirements with respect to any account in which he/she has direct or indirect beneficial ownership, but over which he/she has no direct or indirect control in the management process, he/she should so advise the CO in writing, giving the name of the account, the person(s) or firm(s) responsible for its management, and the reason for believing that he/she should be exempt from reporting requirements under this Code.

5.2  ON BECOMING AN ACCESS PERSON

Any employee of Red Rocks who during the course of his/her employment becomes an Access Person, as that term is defined in sub-section 2.2 of this Code, must provide the CO with an INITIAL SECURITIES HOLDINGS REPORT no later than 10 days after the employee becomes an Access Person. This report must include the following information:

o A list of securities, including the security type, the title or name, the CUSIP number or exchange ticker, number of shares, and/or principal amount of each covered security in which the Access Person had any direct or indirect beneficial interest or ownership as of the date the employee became an Access Person (such list must be current as of a date no more than 45 days prior to becoming an Access Person);

o The name of any broker, dealer or bank with whom the Access Person maintained an account, or in any other account in which securities were held for the direct or indirect benefit or ownership of the Access Person;

o    The date the report is submitted to the CO by the Access Person.

o Following submission of the INITIAL SECURITIES HOLDINGS REPORT, the CO will review each report for any evidence of improper trading activities or conflicts of interest by the Access Person. After careful review of each report, the CO will sign and date the report attesting that he/she conducted such review.

o    See Exhibit B-1 for the Initial Securities Holdings Report.


5.3  QUARTERLY TRANSACTION REPORTS. RULE 204A-1 OF THE ADVISERS ACT

Every Advisory Representative and/or Access Person must submit a PERSONAL SECURITIES TRADING REPORT to the CO not later than 30 days after the end of each calendar quarter listing all securities transactions executed during that quarter in the Access Person's brokerage account(s), the Access Person's non-brokerage accounts (such as mutual fund accounts) that hold RRC managed or sponsored products or in any account(s) in which the Access Person may have any direct or indirect beneficial interest or ownership. The quarterly PERSONAL SECURITIES TRADING REPORT must contain the following information:

o The date of each transaction, the name of the covered security purchased and/or sold, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and/or the principal amount of the security involved.

o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition).

o    The price at which the covered security was effected.

o The name of the broker, dealer or bank through whom the transaction was effected.

o The date the report is submitted to the CO by the Advisory Representative and/or Access Person.

o Note: The Access Person may meet this requirement by instructing his/her broker to submit the required information directly to the CO or by providing copies of brokerage statements that contain the required information.

Following submission of the PERSONAL SECURITIES TRADING REPORT, the CO will review each report for any evidence of improper trading activities or conflicts of interest by the Advisory Representative and/or Access Person. After careful review of each report, the CO will sign and date the report attesting that he/she conducted such review. Quarterly securities transaction reports are to be maintained by the CO in accordance with the records retention provisions of Rule 204-2(e) of the Advisers Act.

See Exhibit B-3 for the Personal Securities Trading Report

5.4  ANNUAL SECURITIES HOLDINGS REPORT

Every Access Person must submit an ANNUAL PERSONAL SECURITIES HOLDINGS REPORT to the CO listing all covered securities held by the Access Person as of December 31 of each year. The report must be submitted not later than 10 CALENDAR DAYS following year-end and must be current as of a date no more than 45 days before the report is submitted. The ANNUAL PERSONAL SECURITIES HOLDING REPORT must contain the following information:

o The security type, the title or name, CUSIP or exchange ticker, number of shares and principal amount of each covered security in which the Access Person had any direct or indirect beneficial ownership interest or ownership;

o The name of any broker, dealer or bank with whom the Access Person maintains an account in which any covered securities are held for the direct or indirect benefit of the Access Person; and

o    The date the annual report is submitted by the Access Person to the CO.

o Note: The Access Person my meet this requirement by instructing his/her broker to submit the required information directly to the CO or by providing copies of brokerage statements that contain the required information.

o Following submission of the ANNUAL PERSONAL SECURITIES HOLDING REPORT, the CO will review each report for any evidence of improper trading activities or conflicts of interest by the Access Person. After careful review of each report, the CO will sign and date the report attesting that he/she conducted such review.

o In addition to the reporting provisions of sub-sections 5.3 and 5.4, above, Access Persons will be required annually to read and sign Red Rocks' Code of Conduct regarding employee securities transactions and make representations that the Access Person (i) during the period, has not purchased or sold any covered securities through brokerage accounts or other accounts that have not been disclosed to Red Rocks; (ii) during the period has not purchased or sold an securities on the Restricted List that have not been disclosed to Red Rocks; (iii) has not opened a securities brokerage account during the period which has not been reported to Red Rocks, and (iv) agrees to notify Red Rocks if he/ she opens a personal securities account which has not otherwise been disclosed to Red Rocks

o    See Exhibit B-4 for the Annual Personal Securities Holding Report

6.   NEGATIVE REPORTS

Although the Rule 204A-1 and Rule 17j-1 do not require negative reports, it is the policy of Red Rocks that PERSONAL SECURITIES TRADING REPORTS be submitted annually by all associated persons whether or not securities transactions have occurred in their accounts during the period. Those associates having no securities transactions to report must indicate this fact in his/her annual report. The report must then be dated, signed and submitted to the CO for review.

7.   PERSONAL SECURITIES TRANSACTIONS AND INSIDER TRADING

In 1989, Congress enacted the Insider Trading and Securities Enforcement Act to address the potential misuse of material non-public information. Courts and the Securities and Exchange Commission currently define inside information as information that has not been disseminated to the public through the customary news media; is known by the recipient to be non-public; and has been improperly obtained. In addition, the information must be material, E.G. it must be of sufficient importance that a reasonably prudent person might base his/her decision to invest or not invest on such information.

The definition and application of inside information is continually being revised and updated by the regulatory authorities. If an Associate of Red Rocks believes he/she is in possession of inside information, it is critical that he/she not act on the information or disclose it to anyone, but instead advise the CO, or a principal of Red Rocks accordingly. Acting on such information may subject the Associate to severe federal criminal penalties and the forfeiture of any profit realized from any transaction.

Although this section is included under the provisions of this Code, it is, in fact, a separate set of procedures required under Section 204A of the Advisers Act and is included in Red Rocks' Compliance Manual as Exhibit 1. All Associates of Red Rocks are required to read and acknowledge having read such procedures annually. In addition to the above procedural requirements, Associates are subject to the following restrictions in managing their personal investments and in dealing with clients of Red Rocks:

8.   OPTIONS

Transactions in put or call options are subject to the same criteria as those for the underlying securities.

9.   DEALINGS WITH CLIENTS

No Associate may directly or indirectly purchase from or sell to a client of Red Rocks any security, unless the transaction is pre-approved in writing by the CO. Associates of Red Rocks are prohibited from ever holding customer funds or securities or acting in any capacity as custodian for a client account. Moreover, Associates are prohibited from borrowing money or securities from any Red Rocks client and from lending money to any Red Rocks client, unless the client is a member of the Associates immediate family and the transaction has been approved in writing by the CO.

10.  ORDERS CONTRARY TO THE SELECTION GUIDELINES BUY/SELL CATEGORIES

If there is a client order  pending  execution  that is contrary to the Research
Department's   Buy/Sell   category,   a   similar   transaction   may   not   be
entered/executed by an Associate until the client's order has been filled.

11.  MARGIN ACCOUNTS

While brokerage margin accounts are discouraged, an Associate may open or maintain a margin account with a brokerage firm with whom the Associate has maintained a regular brokerage account for a minimum of six months. This provision may be waived by the CO upon written request by the Associate.

12.  INITIAL PUBLIC OFFERINGS

Associates are not permitted to subscribe to or purchase IPOs, including "new issues" (as defined below) without the prior written approval from the CO. "New issues" are defined under NASD Rule of Conduct 2790 as securities that are part of an issuer's initial public distribution of new EQUITY securities.

13.  LIMITED OFFERINGS

No Associate shall purchase any Limited Offering, unless prior written approval has been obtained from the CO.

14.  SHORT SALES

Red Rocks may engage in short selling in accordance with the PPM of the Fund. Short sales executed by Associates must also comply with the other applicable trading restrictions of this Code.

15.  BONDS (CORPORATE AND MUNICIPAL)

Purchases and sales of $200,000 or greater, by Associates in their personal accounts of a single bond issue shall not be executed prior to the completion of all client orders pending in the same bond.

16.  OTHER RESTRICTED ACTIVITIES APPLICABLE TO ALL ASSOCIATES OF RED ROCKS

16.1 OUTSIDE BUSINESS INTERESTS

An Associated Person who seeks or is offered a position as an officer, trustee, director, or is contemplating employment in any other capacity in an outside enterprise is expected to discuss such anticipated plans with Red Rocks' CO prior to accepting such a position. Information submitted to the CO will be considered as confidential and will not be discussed with the Associate's prospective employer without the Associate's permission.

Red Rocks does not wish to limit any Associate's professional or financial opportunities, but needs to be aware of such outside interests so as to avoid potential conflicts of interest and ensure that there is no interruption in services to our clients. Understandably, Red Rocks must also be concerned as to whether there may be any potential financial liability or adverse publicity that may arise from an undisclosed business interest by an Associate.

16.2 PERSONAL GIFTS

Personal gifts of cash, fees, trips, favors, etc. of more than a nominal value to Associates of Red Rocks are discouraged. Gratuitous trips and other favors whose value may exceed $100 should be brought to the attention of the CO.

16.3 USE OF SOURCE MATERIAL

Investment related materials (research reports, investment summaries, etc.) written by Associated Persons of Red Rocks for distribution outside of the company or available to outside parties should be original information and, if appropriate, include proper reference to sources. It is not necessary to reference publicly available information. However, any investment related material referencing Red Rocks or bearing Red Rocks' name or logo must first be submitted to the CO prior to presentation to outside parties.

16.4 COMMUNICATIONS WITH CLIENTS THROUGH RADIO, TELEVISION AND OTHER MEDIA

Associates of Red Rocks are encouraged to participate in lectures, seminars, and media appearances where the purpose of such communications is to provide investment advice or explain the services offered through Red Rocks. However, the Associate must submit to the CO for approval, prior to presentation, an outline of any speech or lecture to members of the general public which discusses investments in general or specific securities currently recommended by Red Rocks.

Associates making appearances on radio or television programs as representatives of Red Rocks are prohibited from recommending any specific security, unless such security is currently on Red Rocks' list of approved investments. In situations where an Associate is asked his/her opinion on the investment merits of a security not on Red Rocks' recommended list, the Associate should make it clear to the audience that any opinion given is his/her own and not necessarily that of Red Rocks.

17.  PROMULGATION, EXECUTION AND DISTRIBUTION OF THE CODE

The Managing Members of Red Rocks have read and approved this Code of Conduct/Ethics regarding personal securities trading by Access Persons/Associates of Red Rocks. In addition to having approved this Code, the Board agrees to review at least annually the provisions of this Code which may require periodic revisions, clarifications, or up-dating so as to comply with the provisions of the Investment Advisers Act, the Investment Company Act and SEC interpretations thereof with respect to personal securities trading by Access Persons or Associates.


Signed____________________________________      Date____________________________

Signed____________________________________      Date____________________________

19.  ACKNOWLEDGMENT OF RECEIPT OF CODE OF CONDUCT/ETHICS

ACCESS PERSON/ASSOCIATE OF RED ROCKS CAPITAL LLC

I have read the above Code of Conduct of Red Rocks regarding personal securities trading and other potential conflicts of interest and agree to comply with the provisions therein.


---------------------------------------------------------------------
Printed Name


---------------------------------------------------------------------
Signature


---------------------------------------------------------------------
Date


Signed____________________________________      Date____________________________

                                   EXHIBIT B-1

                       INITIAL SECURITIES HOLDINGS REPORT

To: Compliance Officer

From: _____________________________________
                  Access Person/Associate)

Re: Initial Securities Holdings Report

For the date indicated _________________, I own the following securities (copies of account statements may be attached):

      BROKER          ACCOUNT NUMBER        SECURITY         SECURITY TYPE     TICKER OR CUSIP   # SHARES           PRINCIPAL
      ------          --------------        --------         -------------     ---------------   --------           ---------
                                                                                                                    AMOUNT
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

|_| I do not currently have a personal securities brokerage account.

     I agree to promptly notify Red Rocks if I open a brokerage account or other non-brokerage accounts that may hold RRC products investment account so long as I am employed by Red Rocks.



Signed____________________________________      Date____________________________


Report reviewed by:____________________________________ Date:___________________

                                   EXHIBIT B-2

           PERSONAL SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

Associate's Name:________________________________    Date:___________________

I hereby request authorization to enter the following securities transaction:

Name of Company and Ticker Symbol: _____________________________

Type of Order: Buy ___ Sell ___ Exchange ___ Tender ___ Other ___ ( Explain)

Price: Market ______  Limit ______  Stop ______  Number of Shares:______________

Broker/Dealer: _________________________  Bank: ____________________________

Type of Account: Individual________Joint________IRA_________Ret  Account________

Other ___________ (Explain)

This transaction is for investment purposes and to the best of my knowledge will comply with the applicable personal trading provisions contained in Red Rock's Code of Conduct/Ethics.

-----------------------------------      ---------------------------------------
Name of Associate                        Signature of Associate

The above transaction is approved based on information provided above and must be completed within 3 business days, including the date of approval. If the transaction has not been completed in whole or in part, it may be extended at the discretion of the Red Rock's Compliance Officer upon written request by the associate.


------------------------------------     ---------------------------------------
Signature of Compliance Officer          Date

The above transaction is disapproved for the following reasons:


------------------------------------     ---------------------------------------
Signature of Compliance Officer          Date

                                   EXHIBIT B-3

                QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT

To: Compliance Officer

From: _____________________________________
                  (Access Person/Associate)

Re: Report of Personal Securities Transactions pursuant to Rule 204A-1 of the Investment Advisers Act

During the quarter ending _________________, I have purchased/sold the following securities (copies of account statements may be attached):

   DATE       SECURITY      TICKER OR      BOUGHT OR      # SHARES    PRICE     PRINCIPAL     INTEREST     MATURITY      BROKER
   ----       --------      ---------      ---------      --------    -----     ---------     --------     --------      ------
                              CUSIP          SOLD                                 AMOUNT        RATE         DATE
                              -----          ----                             -   ------        ----         ----
------------ ------------ -------------- -------------- ------------- ------- --------------- ---------- -------------- ----------
------------ ------------ -------------- -------------- ------------- ------- --------------- ---------- -------------- ----------

------------ ------------ -------------- -------------- ------------- ------- --------------- ---------- -------------- ----------
------------ ------------ -------------- -------------- ------------- ------- --------------- ---------- -------------- ----------

------------ ------------ -------------- -------------- ------------- ------- --------------- ---------- -------------- ----------
------------ ------------ -------------- -------------- ------------- ------- --------------- ---------- -------------- ----------

------------ ------------ -------------- -------------- ------------- ------- --------------- ---------- -------------- ----------
------------ ------------ -------------- -------------- ------------- ------- --------------- ---------- -------------- ----------

------------ ------------ -------------- -------------- ------------- ------- --------------- ---------- -------------- ----------

|_| During the above period, I have not purchased or sold any securities in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest. Beneficial interest is understood to mean securities transactions in the accounts of my spouse, or domestic partner, my minor children or other family members who reside in my household, any relative, person or entity for whom I direct the investments and the name of any joint account on which the I am one of the joint account holders.

|_| During the above period, I have not opened any personal securities brokerage account or other non-brokerage accounts that may hold RRC products that I have not disclosed to Red Rocks.

|_| I do not currently have a personal securities brokerage account. However, I agree to promptly notify Red Rocks if I open such an account so long as I am employed by Red Rocks.



Signed____________________________________      Date____________________________


Report reviewed by:_____________________________________ Date:__________________

                                   EXHIBIT B-4

                        ANNUAL SECURITIES HOLDINGS REPORT

To: Compliance Officer

From: _____________________________________
                  Access Person/Associate)

Re: Initial Securities Holdings Report

For the Year ending _________________, I own the following securities (copies of account statements may be attached):

      BROKER          ACCOUNT NUMBER        SECURITY         SECURITY TYPE     TICKER OR CUSIP   # SHARES           PRINCIPAL AMOUNT
      ------          --------------        --------         -------------     ---------------   --------           ----------------
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------

     During the above period, I have not purchased or sold any securities in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest that I have not disclosed to RRC.

     During the above period, I have not purchased or sold any securities on the Restricted List in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest that I have not disclosed to RRC.

     During the above period, I have not opened any personal securities brokerage account or other non-brokerage accounts that may hold RRC products that I have not disclosed to RRC..

     I agree to promptly notify Red Rocks if I open a brokerage account or other non-brokerage accounts that may hold RRC products investment account so long as I am employed by RRC.

     I have received a copy and read the RRC Code of Conduct regarding employee securities transactions.

|_|      I do not currently have a personal securities brokerage account

Signed____________________________________      Date____________________________


Report reviewed by:_____________________________________ Date:__________________